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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Willis Group Holdings Limited
(Name of Registrant as Specified in its Charter)

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WILLIS GROUP HOLDINGS LIMITED

Notice of 2006 Annual General Meeting
of Shareholders and Proxy Statement

March 17, 2006

To: Shareholders of the Company

Dear Shareholder

        You are cordially invited to attend our annual general meeting of shareholders at 9:00 a.m. on Wednesday, April 26, 2006 in St. John's University, Manhattan Campus, 101 Murray Street, New York, NY 10007.

        In addition to the matters described in the attached proxy statement, you will have an opportunity to ask questions and to meet your Directors and Executive Officers.

        Your representation and vote are important and your shares should be voted whether or not you plan to come to the annual general meeting. Please complete, sign, date and return the enclosed proxy card promptly.

I look forward to seeing you at the meeting.

Yours sincerely

Joseph J. Plumeri
Chairman and Chief Executive Officer

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

WILLIS GROUP HOLDINGS LIMITED
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

Time:

  9:00 a.m. New York Time.

Date:

  April 26, 2006.

Place:

  St. John's University
  Manhattan Campus
  101 Murray Street
  New York
  NY 10007

Purpose:

1.
Election of Directors.

2.
Reappointment of Deloitte & Touche LLP as auditors until the close of the next Annual General Meeting of Shareholders and authorization of the Board of Directors acting through the Audit Committee to fix the auditors' remuneration.

        The Directors will present, during the meeting, the Company's audited consolidated financial statements for the financial year ended December 31, 2005.

        Only shareholders of record on February 28, 2006 may vote at the meeting. This statement is being mailed to shareholders on or about March 20, 2006 with a copy of the Company's 2005 Annual Report, which includes financial statements for the year ended December 31, 2005.

        Your vote is important. Please follow the instructions on the proxy card you receive. The proxy card should be returned in accordance with the instructions thereon to ensure that your shares are represented at the meeting.

Michael P. Chitty
Secretary
March 17, 2006.

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

GENERAL INFORMATION

Who may vote

Holders of our common shares, as recorded in our share register on February 28, 2006, may vote at the meeting. As of February 28, 2006, the latest practicable date, there were 157,190,356 shares of common stock outstanding and entitled to one vote per share. A list of shareholders will be available for inspection for at least ten days prior to the meeting at our offices at 7 Hanover Square, New York, New York.

How to vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You will be able to change your vote at the meeting.

Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to the Company.

How proxies work

The Company's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some, or none of the Directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all items herein to be voted on.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, the person or persons named in the proxy will vote according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Corporate Secretary.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our bye-laws, shareholders representing at least 50% of our issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum.

Only shareholders, their proxy holders and the Company's guests may attend the meeting. Verification of ownership may be required at the admissions desk. If your shares are held in the name of your broker, bank or other nominee, you must bring with you to the meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on February 28, 2006, the record date for voting.

Votes needed

All proposals to be acted on at the meeting require the affirmative vote of a simple majority of the votes cast at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes, though counted for the purposes of determining the quorum present for the transaction of business, will have the effect of not voting in favour of a proposal. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

ITEM 1

ELECTION OF DIRECTORS

        Under the Company's bye-laws, Directors hold office only until the next following Annual General Meeting of Shareholders unless they are earlier removed or resign. All the Company's Directors were reappointed Directors at the Annual General Meeting held on April 29, 2005.

        The Board, on the recommendation of the Corporate Governance and Nominating Committee, has nominated Eric G. Friberg, Sir Roy Gardner and Sir Jeremy Hanley to stand for election as Directors of the Company at the Annual General Meeting to be held on April 26, 2006. Further, James R. Fisher and Scott C. Nuttall, who have served as Directors since February 8, 2001, have advised the Company that they do not intend to seek re-election as Directors at the Annual General Meeting.

        The Board has adopted Corporate Governance Guidelines which meet the listing standards adopted by the New York Stock Exchange ("NYSE"), including the requirement for a majority of the Company's Board to be independent and for the Board's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee to be comprised solely of independent Directors.

        The Board has determined that the Directors and nominees for appointment as Directors shown below with an asterisk (*) against their names are independent within the meaning of the Company's Corporate Governance Guidelines and the NYSE listing standards. The Company's Director Independence Standards are contained in the Corporate Governance Guidelines as Appendix I. Also, the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are all independent in accordance with the Company's Corporate Governance Guidelines and the NYSE listing standards.

        In February 2006, the Board reviewed its Corporate Governance Guidelines and Committee Charters and made a number of administrative amendments to ensure that each continues to reflect best practice. The adopted amended Guidelines and Committee Charters are attached to this proxy statement as Appendices A, B, C and D. These documents can also be found on the Company's website at www.willis.com in the Corporate Governance section. Copies are also available free of charge on request from the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, Ten Trinity Square, London EC3P 3AX.

        Your Board recommends you vote FOR each of the following Directors proposed for re-election.

        Gordon M. Bethune * Mr. Bethune, age 64, joined our Board on May 13, 2004. He is Managing Director of gb-1 Partners. Prior to retiring from Continental Airlines, Inc. in December 2004, he was Chairman and Chief Executive Officer of that company. He was appointed Chief Executive Officer in November 1994 and Chairman in September 1996. He joined Continental Airlines, Inc. in February 1994 as President and Chief Operating Officer. Prior to joining Continental he was with the Boeing Company from 1988–1994 where he held various positions including Vice President and General Manager of the Commercial Airplane Group Renton Division, Vice President and General Manager of the Customer Services Division and Vice President of Airline Logistics Support. Mr. Bethune holds a Bachelor of Science degree from Abilene Christian University at Dallas and is a 1992 graduate of Harvard Business School's Advanced Management Program. He is a licensed commercial pilot, type rated on Boeing 757 and 767 aircraft as well as the DC-3. He also is licensed as an airframe and power plant mechanic. Mr. Bethune serves on the Boards of Directors of Honeywell International, SPRINT Nextel Corporation and Prudential Financial.

        William W. Bradley * Senator William W. Bradley, 62, joined our Board on September 18, 2002. He is a Managing Director of Allen & Company LLC. From 2001–2004 he acted as chief outside advisor to McKinsey & Company's nonprofit practice. Senator Bradley is also currently a director of Starbucks Corp. and Seagate Technology. He was a Senior Advisor and Vice Chairman of the International Council of JP Morgan & Co., Inc. from 1997–1999. During that time, he also worked as an essayist for CBS evening news, a visiting professor at Stanford University, Notre Dame University and the University of Maryland. Senator Bradley served in the U.S. Senate from 1979–1997 representing the State of New Jersey. In 2000, he was a candidate for the Democratic nomination for President of the United States. Prior to serving in the Senate, he was an Olympic gold medalist in 1964 and a professional basketball player with the New York Knicks from 1967–1977 during which time they won 2 NBA championships. Senator Bradley holds a BA degree in American History from Princeton University and an MA degree from Oxford University where he was a Rhodes Scholar. He has authored five books on American politics, culture and economy. Currently, Senator Bradley hosts American Voices, a weekly show on Sirius Satellite Radio that highlights the remarkable accomplishments of Americans both famous and unknown.

        Joseph A. Califano Jr * Mr. Califano, age 74, joined our Board on April 21, 2004. He has been Chairman of the Board and President of the National Center on Addiction and Substance Abuse at Columbia University in New York City since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of ten books and is a Director of Midway Games Inc. and CBS, Inc.

        Eric G. Friberg * Mr. Friberg, age 63, is nominated to join our Board on April 26, 2006, subject to shareholders' approval. He is currently a Director Emeritus of McKinsey & Company. From 1969 to 2002 he was a Director of McKinsey, managing three separate offices and serving industrial and transportation clients in a variety of areas with significant bottom-line impact. He is Chairman of the Board of William & Mary's Mason School of Business and the Spoleto Festival USA. He is also a Director of High Museum of Art and Gibbes Museum of Art. Mr. Friberg holds a BA degree in Engineering and Applied Physics from Harvard College and an SM degree in Aeronautical and Astronautical Engineering from Massachusetts Institute of Technology.

        Sir Roy Gardner * Sir Roy Gardner, age 60, is nominated to join our Board on April 26, 2006, subject to shareholders' approval. He is currently Chief Executive of Centrica plc, a position he has held since 1997, prior to which he served as Finance Director of British Gas plc. Sir Roy Gardner is Senior Non-Executive Director of Compass Group plc, which has announced that he will assume the role of Chairman of that company during 2006. He is also President of Carers UK and Chairman of the Apprenticeship Ambassadors Network. Other past appointments include Chairman of Manchester United plc, Managing Director of GEC-Marconi Ltd, Director of GEC plc and of Laporte.

        Perry Golkin * Mr. Golkin, age 52, joined our Board on February 8, 2001. He has been a member of KKR & Co. L.L.C. since January 1, 1996. Mr. Golkin was a general partner of Kohlberg Kravis Roberts & Co. L.L.C. ("KKR") from 1995 to January 1996. Prior to 1995, he was an executive of KKR. He is also a member of the Board of Directors of Bristol West Holdings, Inc., PRIMEDIA, Inc., Alea Group Holdings (Bermuda) Ltd and Rockwood Holdings, Inc.

        The Rt. Hon. Sir Jeremy Hanley, KCMG * Sir Jeremy Hanley, age 60, is nominated to join our Board on April 26, 2006, subject to shareholders' approval. He is a Chartered Accountant and a Director of GTECH Holdings Corporation Inc., ITE Group plc and NYMEX Europe Limited. He is also a Director of the Arab-British Chamber of Commerce and of Blue Hackle Limited. Sir Jeremy was a Member of Parliament for Richmond and Barnes from 1983 to 1997 and held a number of ministerial positions in the UK Government, including Under Secretary of State for Northern Ireland, Minister of State for the Armed Forces, Cabinet Minister without Portfolio while Chairman of the Conservative Party and Minister of State for Foreign & Commonwealth Affairs. He retired from politics in 1998.

        Paul M. Hazen * Mr. Hazen, age 64, joined our Board on February 8, 2001. He joined Wells Fargo in 1970 and retired in May 2001. Mr. Hazen served as Chairman from November 2, 1998, Chairman and Chief Executive Officer from January 1, 1995 to November 2, 1998, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984. Mr. Hazen is Deputy Chairman and Lead Independent Director of Vodafone plc, Chairman of Accel-KKR and KKR Financial Corp, Lead Independent Director of Safeway, Inc., and a Director of Xstrata plc.

        Wendy E. Lane * Ms. Lane, age 54, joined our Board on April 21, 2004. She has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is also a Director of Laboratory Corporation of America and of UPM-Kymmene Corporation. She is also a Trustee of the U.S. Ski and Snowboard Team Foundation. Ms. Lane holds a BA from Wellesley College and an MBA from Harvard Business School.

        James F. McCann * Mr. McCann, age 54, joined our Board on April 21, 2004. Mr. McCann has served since 1976 as Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. He also serves on the Board of Boyds Collections Ltd. and GTECH Corporation.

        Joseph J. Plumeri    Mr. Plumeri, age 62, joined our Board on February 8, 2001. He is our Chairman and Chief Executive Officer. Prior to joining the Group, Mr. Plumeri spent 32 years as an executive with Citigroup Inc. and its predecessors, most recently overseeing the 450 North American retail branches of Citigroup's Citibank unit. Before that, Mr. Plumeri served as Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services from 1995 to 1999. In 1994, Mr. Plumeri was appointed Vice Chairman of Citigroup's predecessor, Travelers Group Inc. In 1993, Mr. Plumeri became the President of a predecessor of Citigroup's Salomon Smith Barney unit after overseeing the merger of Smith Barney and Shearson and serving as the President and Managing Partner of Shearson since 1990. He is also a board member of a number of organizations, including The Board of Visitors of the College of William & Mary and The National Center on Addiction and Substance Abuse at Columbia University, and a Trustee for the Granum Value Fund.

        Douglas B. Roberts * Mr. Roberts, age 58, joined our Board on February 13, 2003. He is the former Treasurer for the State of Michigan, a position held from April 2001 to December 2002 and from January 1991 to November 1998. From January 1999 to March 2001 he was Vice President of the Business Development and Best Practices at Lockheed Martin IMS. Prior to January 1991, Mr. Roberts worked in the Michigan Senate as Director, Senate Fiscal Agency from April 1988 to December 1990 and as Deputy Superintendent of Public Instruction for the Department of Education. Mr. Roberts holds a doctorate in Economics from Michigan State University. Currently, Mr. Roberts is the Director for the Institute for Public Policy and Social Research at Michigan State University.

        The following Directors who hold office until the Annual General Meeting on April 26, 2006 are not seeking re-election as Directors at that meeting:

        James R. Fisher    Mr. Fisher, age 50, joined our Board on February 8, 2001. He is the managing member and majority owner of Fisher Capital Corp. L.L.C. From 1986 through March 1997, Mr. Fisher was a senior executive at American Re Corporation and served most recently as Senior Vice President and Chief Financial Officer of American Re-Insurance Company and American Re Corporation, President of American Re Financial Products and President and Chief Executive Officer of American Re Asset Management. Before joining American Re, Mr. Fisher was a Senior Accountant at Peat, Marwick, Mitchell & Co., Chief Financial Officer of The Lawrence Corporation and Senior Manager/Director of Insurance Industry Services at Price Waterhouse. Mr. Fisher is also Chairman and Chief Executive Officer of Bristol West Holdings, Inc. and a member of the Board of Directors, audit, investment and reinsurance committees of Alea Group Holdings (Bermuda) Ltd.

        Scott C. Nuttall * Mr. Nuttall, age 33, joined our Board on February 8, 2001. On June 1, 2005 Mr. Nuttall became a member of KKR & Co. LLC. Prior thereto, he was an executive of KKR from November 1996 to May 2005. He is also a member of the Board of Directors of Alea Group Holdings (Bermuda) Ltd., Bristol West Holdings, Inc., KKR Financial Corp and Masonite International Corporation.

The Board, Board Committees and Meetings

        The Board met formally seven times in 2005. It is expected that the Board will hold at least four meetings during 2006.

        All the current Directors attended at least 75% of the formal meetings held in 2006 of the Board and any committee on which they served during their period of office. The independent Directors and the non-management Directors meet in separate executive sessions without senior management for a number of these meetings. Except as otherwise determined by the Directors, the Chairman of each session will be the Chair of the Corporate Governance and Nominating Committee. All Directors are expected to make every effort to attend the Annual General Meeting and all serving Directors attended such meeting in 2005.

        The Executive Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company except as otherwise provided in resolutions of the Board and under applicable law. The Executive Committee, whose members are Joseph J. Plumeri (Chairman), William W. Bradley, Perry Golkin, Paul M. Hazen and Scott C. Nuttall, held one meeting during 2005.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent auditors, management and the Board. The Audit Committee, whose members are Douglas B. Roberts (Chairman), Wendy E. Lane and Scott C. Nuttall, met formally five times during 2005. The report of the Audit Committee can be found below.

        The Compensation Committee determines the compensation of the Company's Chairman and Chief Executive Officer and makes recommendations to the Board in respect of the compensation of non-employee Directors and other senior executives. In addition, the Compensation Committee administers the Company's stock-based award plans and, in consultation with senior management, establishes the Company's general compensation philosophy and oversees the development and implementation of the Company's compensation programs. The Compensation Committee, whose members are Perry Golkin (Chairman), Gordon M. Bethune, Joseph A. Califano Jr. and Paul M. Hazen, met three times during 2005. The report of the Compensation Committee can be found below.

        The Corporate Governance and Nominating Committee identifies and recommends individuals to the Board for nomination as members of the Board and its Committees, including this Committee. The Corporate Governance and Nominating Committee identifies Director nominees by preparing a target candidate profile based upon the current Board's strengths and needs and by utilizing the personal network of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, experience and maturity. Following feedback from the full Board, the Corporate Governance and Nominating Committee initiates contact with preferred candidates and, following feedback from interviews conducted by Committee and Board members, selects candidates to join the Board, as more fully described in the Corporate Governance Guidelines. The Corporate Governance and Nominating Committee has retained a search firm to assist with this process. The Corporate Governance and Nominating Committee ensures that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. In addition, the Corporate Governance and Nominating Committee develops and recommends to the Board the corporate governance principles, including independence standards for Directors of the Company. The Corporate Governance and Nominating Committee, whose members are William W. Bradley (Chairman), Joseph A. Califano Jr., Wendy E. Lane and James F. McCann, held six meetings during 2005.

Communications with Shareholders and other constituencies

        The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside Directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management or with senior management present. A shareholder may either communicate with the non-management

Directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594.

Directors' Compensation

        During 2005, the Directors' fees payable to Directors, other than Mr. Plumeri, were $75,000 per annum with Mr. Roberts receiving a further $30,000 per annum in recognition of his duties as Chairman of the Audit Committee and Messrs. Golkin and Bradley receiving a further $20,000 per annum for their respective services as Chairman of the Compensation and Corporate Governance and Nominating Committee. Mr. Plumeri receives no fees for his services as a Director or as a member of the Executive Committee.

        In February 2006, the Board reviewed the remuneration of non-employee Directors on the recommendation of the Compensation Committee and the independent compensation adviser to that Committee. With effect from January 1, 2006, the annual remuneration of the members of the Audit Committee, other than the Chairman of that Committee, was increased by $10,000 per annum to recognize the amount of work undertaken by them during the year.

        Further, each Director joining the Board after January 1, 2003 is entitled to receive options to purchase 30,000 of the Company's shares of common stock, at an exercise price equal to the closing price of the Company's shares as quoted on the NYSE on the date of grant, which vest in five equal installments from the first anniversary of grant and are exercisable until the tenth anniversary of grant. If elected Directors at the Annual General Meeting, Mr. E.G. Friberg, Sir Roy Gardner and Sir Jeremy Hanley will be eligible to receive an initial grant of options to purchase 30,000 of the Company's shares of common stock as described above.

        In addition, each non-employee Director in office prior to the 2006 Annual General Meeting, who is re-elected, will be granted, effective after such meeting, options to purchase an additional 5,000 of the Company's shares of common stock at an exercise price equal to the closing price of the Company's shares as quoted on the NYSE on the date of grant. The options will vest after the first anniversary of grant and be exercisable from that date until the fifth anniversary of grant.

        Non-employee Directors are entitled to defer receipt of their fees under the non-employee Directors' Deferred Compensation Plan described below in the section titled "Retirement and other Benefit Plans".

SECURITY OWNERSHIP

Security Ownership of 5% Holders

        The following table reflects the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of its outstanding shares:

Name and Address	Number of Shares Beneficially Owned	Percentage of Stock Outstanding at December 31, 2005
Franklin Resources, Inc.(1) One Franklin Parkway Building 920 San Mateo CA 94403-1906, USA	15,040,664	9.58%
Southeastern Asset Management, Inc.(2) 6410 Poplar Ave. Suite 900 Memphis TN 38119, USA	11,470,000	7.31%
Janus Capital Management LLC(3) 151 Detroit Street Denver Colorado 80206, USA	15,252,457	9.72%

(1)
Based on the Form 13G filed on February 7, 2006, Franklin Resources, Inc. may be deemed to be a beneficial owner of shares of our common stock held by its subsidiaries. Of these subsidiaries Templeton Global Advisors Limited holds 14,256,007 shares of our common stock, in respect of which it is also deemed to be the beneficial owner. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of Franklin Resources, Inc. and may be deemed to be beneficial owners of any shares held by Franklin Resources Inc. but disclaim such beneficial ownership. The address of Charles B. Johnson and Rupert H. Johnson, Jr. is c/o Franklin Resources, Inc. One Franklin Parkway, Building 920, San Mateo, CA 94403, USA. The address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

(2)
Based on the Form 13G filed on February 10, 2006, Southeastern Asset Management, Inc. may be deemed to be a beneficial owner of shares of our common stock since it has shared power to make decisions whether to retain, or dispose of, and in some cases the sole power to vote the securities of its investment advisory clients. Southeastern Asset Management, Inc. does not, however, have any economic interest in the securities of those clients. Mr. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc., may be deemed to be a controlling person of Southeastern Asset Management, Inc. and may, therefore, also be deemed to be a beneficial owner of shares of our common stock. The address of Mr. O. Mason Hawkins is c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, Suite 900, Memphis, TN 38119, USA.

(3)
Based on the Form 13G filed on February 14, 2006, Janus Capital Management LLC may be deemed to be a beneficial owner of shares of our common stock in its capacity as investment adviser or sub-adviser to certain managed portfolios. Janus Capital Management LLC does not however have the right to receive any dividend from, or the proceeds from the sale of, the securities held in these managed portfolios and disclaims any ownership associated with such rights. Janus Worldwide Fund is one of the managed portfolios advised by Janus Capital Management LLC and holds 8,873,705 shares of our common stock, which it acquired in the ordinary course of business and not with the purpose of changing or influencing control of the Company. The address of Janus Worldwide Fund is 151 Detroit Street, Denver, Colorado 80206, USA.

Security Ownership of Management

        The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted shares held by that person that are currently exercisable or exercisable within 60 days of the date of this document are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital is based on 157,190,356 shares of common stock outstanding on February 28, 2006. The following table shows the interests of Directors and the Executive Officers of the Company.

Name	Number of Shares Beneficially Owned	Percent Beneficially Owned
Joseph J. Plumeri	3,027,126	1.93%
Gordon M. Bethune	6,000	*
William W. Bradley	125,000	*
Joseph A. Califano Jr	14,000	*
James R. Fisher(1)	28,500	*
Perry Golkin	69,901	*
Paul M. Hazen	125,925	*
Wendy E. Lane	15,000	*
James F. McCann	12,000	*
Scott C. Nuttall(1)	3,000	*
Douglas B. Roberts	12,000	*
William C. Bartholomay	35,000	*
William P. Bowden, Jr	60,760	*
Richard J.S. Bucknall	321,909	*
Thomas Colraine	194,256	*
Allan C.A. Gribben	29,489	*
Christopher M. London	130,365	*
Patrick Lucas	50,000	*
David B. Margrett	25,000	*
Stephen G. Maycock	112,485	*
Grahame J. Millwater	136,213	*
Patrick C. Regan	2,707	*
Jeanette Scampas	34,265	*
Sarah J. Turvill	135,907	*
Mario Vitale	211,101	*
All our Directors and Executive Officers (25 persons)	4,917,909	3.13%

*
Less than 1%.

(1)
Directors not seeking re-election at the Annual General Meeting.

ITEM 2

REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

        The Audit Committee, in accordance with the authority granted by the Board of Directors selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2006. This selection has been ratified by the Board. Deloitte & Touche LLP acted as the Company's independent auditors for the year ended December 31, 2005. Representatives of Deloitte & Touche LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any pertinent questions.

        A simple majority of the Company's shares of common stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP and refer the issue of the auditors' remuneration for the 2006 audit to the Board of Directors in accordance with the Company's bye-laws. The Board delegates the determination of the audit fee to the Audit Committee.

Your Board recommends you vote FOR this proposal.

        Fees to Deloitte & Touche LLP

        The following fees have been, or will be, billed by Deloitte & Touche LLP and their respective affiliates (collectively "Deloitte") for professional services rendered to the Company for the fiscal years ended December 31, 2005 and December 31, 2004.

	2005	2004
	$'000	$'000
Audit fees(1)	4,127	4,175
Audit related fees(2)	114	544
Tax fees(3)	388	350
All other fees(4)	129	19

Total fees	4,758	5,088

(1)
Fees for the audits of the Company's annual financial statements and reviews of the financial statements included in the Company's quarterly reports for that fiscal year, services relating to the Company's secondary public offering and US GAAP accounting advice, and Sarbanes-Oxley Section 404 planning, documentation and testing.

(2)
Audit related fees relate to professional services such as employee benefit plan audits, International Financial Reporting Standards scoping and, for 2004, due diligence assistance.

(3)
Tax fees comprise fees for tax compliance, tax planning and tax advice.

(4)
All other fees primarily include professional fees for regulatory consulting services and, for 2005, an operational controls review.

        The Audit Committee approved all of the services described above.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight with respect to: (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. The Committee operates pursuant to a Charter, a copy of which can be found in Appendix B and on the Company's website. Executive management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The Audit Committee has adopted a policy regarding the Pre-Approval of Independent Auditors' Services which also can be found on the Company's website. This policy requires all services provided by the Company's independent auditors, both audit and permitted non-audit, to be pre-approved by the Audit Committee or the Chairman of the Audit Committee or any other member of the Committee.

        In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. These discussions included the judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence. The independent auditors and the Group's Internal Auditors had full access to the Audit Committee, including regular meetings without management present.

        It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

        Based upon the review discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee agreed that Deloitte & Touche LLP be retained to audit the financial statements of the Company for the fiscal year ending December 31, 2006 and that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

        The Committee's membership is Douglas B. Roberts (Chairman), Wendy E. Lane and Scott C. Nuttall, of whom Mr. Douglas B. Roberts is our independent Audit Committee Financial Expert in view of his financial expertise. Subject to election as a Director, Sir Jeremy Hanley will join the Audit Committee.

Submitted by the Audit Committee of the Board of Directors

Douglas B. Roberts (Chairman), Wendy E. Lane and Scott C. Nuttall

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth cash and other compensation paid or accrued for services rendered in 2005, 2004 and 2003 to the Chairman and Chief Executive Officer and each of the other four most highly compensated Executive Officers of the Company.

Name	Year	Salary ($)(1)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(2)
J.J. Plumeri Chairman and Chief Executive Officer	2005 2004 2003	1,000,000 1,000,000 1,000,000	1,665,287 1,700,000 3,500,000		— — —	(4)	— — —	— 100,000 —	— — —	19,740 17,669 14,754
R.J.S. Bucknall Vice Chairman and Co-Chief Operating Officer	2005 2004 2003	636,860 641,445 572,215	476,735 490,247 874,672	(3)	— — —		— — —	163 75,193 137	— — —	181,702 164,769 142,482
T. Colraine Vice Chairman, Co-Chief Operating Officer and Group Chief Financial Officer	2005 2004 2003	536,782 458,175 408,725	445,802 458,175 817,450	(3)	— — —		— — —	204 75,193 98	— — —	152,983 117,064 101,773
G.J. Millwater Chairman and Chief Executive Officer, Willis Re.	2005 2004 2003	523,135 435,266 326,980	427,606 439,848 784,752		— — —		— — —	— 75,000 —	— — —	154,139 98,938 64,428
M. Vitale Chief Executive Officer, Willis North America	2005 2004 2003	500,000 500,000 500,000	392,000 400,000 800,000		— — —		— — —	— 75,000 —	— — —	17,838 13,138 12,128

(1)
Messrs. Plumeri, Bucknall and Vitale received no increase in salary in 2005, 2004 and 2003. Mr. Colraine received no increase in 2004 and 2003 and Mr. Millwater received no increase in 2003. Messrs. Bucknall, Colraine and Millwater received their salaries and bonuses in pounds sterling and the above figures have been converted into dollars at the average exchange rates for 2005, 2004 and 2003 respectively. In 2003, Mr. Plumeri's employment contract was amended to include a deferred compensation credit of $800,000 for each year he continues to be with the Company, which is made to a non-qualified deferred compensation plan on his behalf, and which is not reflected in Mr. Plumeri's salary indicated above.

(2)
All other compensation for Messrs. Plumeri and Vitale comprise premiums for life assurance and pension contributions made by their employing company and for Messrs. Bucknall, Colraine and Millwater, pension contributions made by their employing company, excluding those contributions referred to in (3) below.

(3)
Certain employees of the UK group of companies, including Messrs. Bucknall and Colraine, will receive bonuses in the form of additional contributions by the Company to the pension plans in which the employees participate instead of cash.

(4)
The Company makes cars and drivers available for business use by certain clients, Directors, Executive Officers and others, and the Company is reimbursed for the cost of any incidental personal use of such cars and drivers. The Company has a private, leased aircraft which it also makes available for business use by Directors, Executive Officers and others. During 2005, Mr. Plumeri utilized the aircraft for personal use on certain occasions and reimbursed us for 100% of the full operating cost of the aircraft for such use. In addition, pursuant to Mr. Plumeri's employment agreement with the Company, until October 2005, we leased a corporate apartment in London exclusively for Mr. Plumeri's business use during his frequent visits to London and we paid the entire cost of the apartment (approximately $255,500 for 2005). Mr. Plumeri has nevertheless elected to reimburse us for $85,000 of the cost of the apartment and for all incidental personal costs relating thereto. Since October 2005, Mr. Plumeri has stayed in a commercial hotel when working in London.

Chairman and Chief Executive Officer's Employment Agreement

        On October 15, 2000, the Company entered into a five-year employment agreement with Joseph J. Plumeri which was amended in 2003 to extend its term for three additional years to October 15, 2008 and to make certain other changes. Pursuant to this agreement Mr. Plumeri receives a base salary of $1,000,000, plus a guaranteed $1,000,000 annual bonus, an additional discretionary bonus and a deferred compensation credit of $800,000 for each year he continues to be with the Company which is made to a non-qualified referred compensation plan on his behalf. The agreement also contains certain non-compete covenants.

        The term of the agreement ends upon the earlier of October 15, 2008 or the giving by either party of 90 days' prior written notice. In general, upon Mr. Plumeri's termination of employment without cause or by Mr. Plumeri's resignation with good reason (which terms are defined in the agreement), including a resignation by Mr. Plumeri following a change of control (as defined in the agreement), he will receive payments and benefits based on certain formulae, which in no case will exceed an amount equal to the sum of three years' annual base salary, bonus and benefits due to him.

        Further, if any payment or benefit payable to Mr. Plumeri after a change in ownership or control would be considered to be an excess payment subject to a federal excise tax, then Mr. Plumeri will receive an additional payment to gross up the amount of the excise tax.

Other Named Executive Officers' Employment Agreements

        The other named Executive Officers, Richard J. S. Bucknall, Thomas Colraine, Grahame J. Millwater and Mario Vitale have employment agreements with a subsidiary of the Company. Each agreement provides for an annual salary which is subject to review and which for 2005 was $636,860 for Mr. Bucknall, $536,782 for Mr. Colraine, $523,135 for Mr. Millwater and $500,000 for Mr. Vitale. Messrs. Bucknall, Colraine, Millwater and Vitale participate in the Annual Incentive Plan which provides for a cash bonus dependent on predetermined quantitative targets of performance of the Company and individual qualitative performance objectives and criteria which support the Company's overall goals.

        Each agreement may be terminated generally by each Executive Officer upon giving between six and 12 months' notice. In the case of termination of the Executive Officers without cause each will receive payment and benefits which generally will not be less than an amount equal to 12 months' salary and benefits due to him. None of the agreements is subject to a change of control provision.

Share Option Grants in 2005

        No share options were granted during 2005 to the Chairman and Chief Executive Officer and the other four most highly compensated Executive Officers of the Company, except the following grants made under the Company's UK Sharesave Plan.

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price $	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%($)	10%($)
R.J.S. Bucknall	163	(1)	0.020	33.62	12/31/08	864	1,814
T. Colraine	204	(1)	0.025	33.62	12/31/08	1,081	2,271

(1)
The above options were granted under the Company's UK Sharesave Plan where the option exercise price was £18.54 being the sterling equivalent of the market value at the date of grant.

(2)
The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the SEC; the rates are not intended to be a forecast of future stock price appreciation. A zero percent stock price growth rate will result in a zero gain for all optionees.

Aggregated Option Exercises in 2004 and Option Value at December 31, 2005

        The following table shows the share options exercised during 2005 by the Chairman and Chief Executive Officer and the other four most highly compensated Executive Officers of the Company and the number and value of specified unexercised options at December 31, 2005. The value of unexercised in-the-money share options at December 31, 2005 shown below is presented pursuant to SEC rules and, with respect to the Company's shares, is based on the December 30, 2005 closing price on the New York Stock Exchange of $36.94 per share. The actual amount, if any, realized upon exercise of share options will depend upon the market price of the shares relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money share options reflected in this table will be realized.

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised in-the-Money Options at December 31, 2005 ($)
Name	Shares Acquired on Exercise(1)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.J. Plumeri	—	—	100,000	—	—	—
R.J.S. Bucknall	218,658	6,901,370	30,000	45,493	—	1,992
T. Colraine	405,547	12,640,789	30,000	45,495	—	2,051
G.J. Millwater	4,718	157,156	108,587	45,000	2,632,665	—
M. Vitale	100,000	3,370,920	80,000	45,000	1,675,000	—

(1)
G.J. Millwater paid cash to exercise his options. The other Executive Officers exercised their options on a cashless exercise basis through a facility, provided by an independent third party broker, which provided the funds for the settlement of the exercise option price and taxes payable due on exercise through the sale of a portion of the Shares acquired upon exercise. As a consequence, they received the following shares: R.J.S. Bucknall 116,399 shares (value realized—$4,108,031); T. Colraine 225,803 shares (value realized $7,880,523); and M. Vitale 46,616 shares (value realized—$1,735,048).

Retirement and other Benefit Plans

United States Retirement Program

        The Group maintains a United States Retirement Program, the Willis North America Inc. Pension Plan, a qualified defined benefits plan.

        The following table shows the estimated annual straight-life annuity benefit payable from the Plan at age 65 to employees hired prior to 2005 with the specified Maximum Average Salary (average salary over the five consecutive years out of the last 15 years that produces the highest average. Effective January 1, 2011, salary earned in all years after 2005 will be included in the average). Annual pay under the Plan is subject to a maximum ($180,000 for 2003 and 2004, $190,000 in 2005) that is subject to annual cost-of-living increases. The Maximum Average Salary amounts shown in the table presume that actual eligible pay exceeds the annual limit at all times.

	Years of Service
Maximum Average Salary
	5	10	20	30	40
$180,000	$29,666	$59,331	$104,913	$136,748	$142,247
$190,000	$31,371	$62,743	$110,973	$144,691	$150,496
$200,000	$33,077	$66,154	$117,032	$152,635	$158,745
$250,000	$41,606	$83,212	$147,330	$192,352	$199,990
$300,000	$50,135	$100,271	$177,627	$232,070	$241,236
$400,000	$67,194	$134,387	$238,222	$311,505	$323,726
$500,000	$84,252	$168,503	$298,817	$390,940	$406,216

        The Plan also allows reduced benefits to be paid in a form that provides continued payments (100%, 75% or 50% of the participant's reduced benefit) to the spouse after the death of the participant. For example, if a participant with a spouse three years younger were to receive benefits in the form of a joint and survivor with 75% continuance to the spouse, the benefit payable to the participant would be about 13% less than those shown, with the spouse receiving 75% of the participant's benefit after the death of the participant, payable for the spouse's lifetime. The compensation of participants used to calculate the retirement benefit consists of regular salary disclosed in the "Salary" column of the Summary Compensation Table. Certain other types of pay are includible in pensionable earnings, such as production incentives and commissions (but not other bonus payments). However, neither Mr. Plumeri nor Mr. Vitale received any includible compensation other than regular pay for 2005. Moreover, the regular pay received by Messrs. Plumeri and Vitale exceeded the Plan's limit on includible compensation for 2005.

        As of year-end 2005, Mr. Plumeri and Mr. Vitale each had approximately five years of credited service. The accrued annual benefits, payable in a straight-life annuity beginning at age 65, are as follows: Mr. Plumeri: $30,718, and Mr. Vitale: $26,641. At retirement age of 65, the years of service and annual Maximum Average Salary (assuming periodic increases in the Plan's pay limit for cost of living) are: Mr. Plumeri, 8 years and $198,000 respectively; Mr. Vitale, 20 years and $265,000 respectively.

        Following Mr. Plumeri's retirement at normal retirement age of 65, he will be eligible to receive a retirement benefit for the rest of his life equal to $52,452 per year, pursuant to the United States Willis Pension Plan. The equivalent figure for Mr. Vitale is $156,217.

United Kingdom Retirement Program

        The Group also maintains a United Kingdom retirement program consisting of the Willis Pension Scheme, an approved defined benefits plan, and an unfunded unapproved plan. In 2006, a defined contribution plan is being established for new employees.

        The tables below show the estimated annual pension benefit payable under the Willis Pension Scheme to certain categories of executives in the United Kingdom, including executive officers of the Company with the specified Pensionable Salary (basic salary averaged over the 12 months leading up to retirement) and specified years of pensionable service upon retirement at the normal age of 60. The pension in payment increases by 3% each year where pension relates to services before January 1, 2006. Pension relating to service after that date increases in payment in line with price inflation up to a maximum of 2.5% each year.

        Messrs. Bucknall, Colraine and Millwater participate in the United Kingdom retirement program.

        In the case of Messrs Bucknall and Colraine, a pension of two thirds of the pension is payable to a surviving spouse and the following table applies:

	Years of Pensionable Service
Pensionable Salary
	5	10	20	30	40
$630,000	$105,000	$210,000	$420,000	$420,000	$420,000
$640,000	$106,667	$213,333	$426,667	$426,667	$426,667
$650,000	$108,333	$216,667	$433,333	$433,333	$433,333
$660,000	$110,000	$220,000	$440,000	$440,000	$440,000
$670,000	$111,667	$223,333	$446,667	$446,667	$446,667
$680,000	$113,333	$226,667	$453,333	$453,333	$453,333
$690,000	$115,000	$230,000	$460,000	$460,000	$460,000
$700,000	$116,667	$233,333	$466,667	$466,667	$466,667
$710,000	$118,333	$236,667	$473,333	$473,333	$473,333

        In the case of Mr. Millwater, a pension of one half of the pension is payable to a surviving spouse and the following table applies:

	Years of Pensionable Service
Pensionable Salary
	5	10	20	30	40
$760,000	$76,000	$152,000	$304,000	$456,000	$506,667
$770,000	$77,000	$154,000	$308,000	$462,000	$513,333
$780,000	$78,000	$156,000	$312,000	$468,000	$520,000

        The compensation of participants used to calculate the retirement benefit consists of regular salary as disclosed in the "Salary" column of the Summary Compensation Table and excludes bonuses and other forms of compensation not regularly received. In the case of Mr. Millwater, a deduction, currently $7,338, is made from salary to determine his pensionable salary. At retirement the years of completed pensionable service and the Pensionable Salary (assuming the 2005 compensation increases by 2.5% on average each year to retirement date) are: Mr. Bucknall, 21 years and $630,000; Mr. Colraine, 30 years and $710,000; and Mr. Millwater, 35 years and $770,000.

        Following retirement at a normal retirement age of 60, Mr Bucknall will be eligible to receive a retirement benefit for the rest of his life equal to $421,651 per year, pursuant to the

United Kingdom Plan. The equivalent figure for Mr. Colraine is $478,063 per year and for Mr. Millwater is $515,993 per year. Each figure assumes that the 2005 compensation increases by 2.5% on average each year to retirement date.

Annual Incentive Plan

        The Annual Incentive Plan provides a cash bonus to middle and senior management as well as the Executive Officers based on predetermined quantitative targets of performance of the Company, the business unit for which they are responsible and individual qualitative performance objectives and criteria which support the Company's overall goals. Mr. Plumeri participates in the Willis Group Senior Management Incentive Plan.

Non-Employee Directors' Deferred Compensation Plan

        Under the Non-Employee Directors' Deferred Compensation Plan, non-employee Directors may elect to defer all or any portion of their fees to be earned in any given calendar year into: (1) a cash account, in which the deferred fees earn interest at a rate equal to that which we do or could earn on an equal amount of money deposited with a commercial bank; or (2) a stock account, which we credit with a number of shares of the Company's common stock ("Shares") equal to the amount of the fees deferred into the stock account divided by the 10-day average sales price of our Shares with respect to the date the Director defers his or her fees. A Director shall only receive a distribution of his or her cash account (in cash) and stock account (in Shares), upon the earlier to occur of: (1) a change of control of the Company; (2) the first business day of the calendar year following the date the Director retires, resigns or otherwise separates from service as a Director; and (3) the termination of the plan by the Board of Directors. As of February 28, 2006, there were 500,000 shares available for distribution into stock accounts under this plan, of which 40,335 Shares are credited in aggregate to Directors' stock accounts and 9,998 have been issued under the plan to former Directors of the Company.

Amended and Restated 1998 Stock Option Plan and Amended and Restated Willis Award Plan

        The Amended and Restated 1998 Share Purchase and Option Plan for Key Employees and the Amended and Restated Willis Award Plan for Key Employees, each provides for the grant of time-based vesting options, performance-based vesting options and various other share-based grants to our employees to purchase Shares. The 1998 Plan and the Willis Award Plan are intended to promote the Company's long-term financial interests and growth by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of our business; motivate management personnel by means of growth-related incentives to achieve long range goals; and further the alignment of interests of participants with those of shareholders of the Company through opportunities for increased share ownership in us.

        As of February 28, 2006, of the time- and performance-based options granted, 1,903,500 remained unforfeited under the 1998 Plan and 11,790 remained unforfeited under the Willis Award Plan. There are 5,000,000 shares available to be granted under the Willis Award Plan. Under the 1998 Plan, unless otherwise provided by our Board of Directors, time-based options generally become exercisable in five equal annual installments beginning on the second anniversary of the date of grant and performance-based options generally become exercisable in four equal annual installments, beginning on the third anniversary of grant, subject to performance targets. Effective from January 1, 2003, it was determined that these financial performance targets had been achieved. The exercisability of the options may accelerate or terminate based on the circumstances surrounding an optionee's termination of employment, and both time-based and performance-based options may (in the discretion of our Board of Directors), fully accelerate upon a change in control of the Company.

        Unless sooner terminated by our Board of Directors, the 1998 Plan and Willis Award Plan will expire 10 years after its adoption. That termination will not affect the validity of any grant outstanding on the date of the termination of either of the 1998 Plan or the Willis Award Plan.

        Our Board of Directors and its Compensation Committee administer the 1998 Plan and Willis Award Plan. Our Board of Directors may from time to time amend the terms of any grant, but, except for adjustments made upon a change in our Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, change of control or similar event, that action may not adversely affect the rights of any participant under the 1998 Plan or Willis Award Plan, as applicable, with respect to the options without at least a majority of the participants approving such action. Our Board of Directors retains the right to amend, suspend or terminate the 1998 Plan and Willis Award Plan at any time. No further grants are to be made under the 1998 Plan.

2001 Share Purchase and Option Plan

        The 2001 Share Purchase and Option Plan (the "2001 Plan") provides for the grant of options, to purchase our Shares and restricted Shares and other Share-based grants to any of the Company's employees (including members of our Board of Directors who are employees). Approval was given by shareholders at the Annual General Meeting held on April 29, 2005 to enable the participation of non-employee Directors in the 2001 Plan. Approximately 4,800 employees currently participate in the 2001 Plan, including Mr. Plumeri and thirteen Executive Officers. The 2001 Plan is intended to accomplish the same purposes as the 1998 Plan explained above.

        Limits on Awards.    As of February 28, 2006, options on 10,294,584 Shares and 143,199 restricted Shares remained outstanding (whether vested or unvested). Approval was given by the shareholders at the Annual General Meeting held on April 29, 2005 to increase the number shares available to be granted under the 2001 Plan from 15,000,000 to 25,000,000. In connection with certain of our option grants, employees have agreed and may in the future agree to restrict the transferability of the Shares that they own, as of the date the option is granted, for a period of six years from the date of the original option grant, which options may be forfeited without payment in the event the employees breach the transfer restrictions imposed on their Shares.

        Stock options generally become exercisable on the first, third, fifth, sixth or eighth anniversary of grant. Certain option grants may accelerate depending on the achievement of certain performance goals and option grants may terminate based on the circumstances surrounding an optionee's termination of employment. The vesting and exercisability of options and other share-based awards may also be accelerated, at the discretion of our Board of Directors, upon a change in control of the Company.

        Stock Options.    Stock options granted under the 2001 Plan may be either incentive stock options or non-qualified stock options. Any incentive stock options shall have an exercise price at least equal to the fair market value of the shares subject to the option on the date of the grant. No stock option may have a term that is longer than 10 years after the date the option is granted. Stock options granted under the plan may have vesting periods, expiration dates, or other restrictions, as the compensation committee of our Board of Directors (the "Compensation Committee") in its sole discretion will determine.

        Restricted Shares.    The Compensation Committee may grant to plan participants Shares subject to certain restrictions. Subject to certain limitations, restricted Shares shall not have a restriction period of less than 6 months.

        Purchase Shares and Other Share-Based Grants.    The Compensation Committee may grant to plan participants the opportunity to purchase Shares. The Compensation Committee also may grant to plan participants awards that are denominated in units, payable in Shares, including awards valued other than with respect to the fair market value of the Shares.

        Termination.    Unless sooner terminated by our Board of Directors, the 2001 Plan will expire 10 years after its adoption. Any termination or expiration will not affect the validity of any grant outstanding on the date of the plan's termination or expiration.

        Administration.    Our Board of Directors and the Compensation Committee administer the 2001 Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Shares subject to each grant and the various terms of those grants (including, without limitation, the acceleration of the vesting of any award). The Compensation Committee may from time to time amend the terms of any grant so long as such amendment is consistent with the terms of the plan, and our Board of Directors retains the right to amend, suspend or terminate the 2001 Plan at any time.

        Effects of Certain Corporate Events.    Upon the occurrence of a merger, amalgamation under Bermuda law, consolidation or other corporate event the Compensation Committee may elect to cancel all outstanding awards granted under the 2001 Plan or cause them to remain outstanding and be adjusted to reflect the effect of any such event on the Shares. In the event that the Compensation Committee elects to cancel the outstanding awards, all holders of stock options will have the opportunity to exercise their options in full for a specified period of time prior to the cancellation of their options.

Bonus and Stock Plan

        The Bonus and Stock Plan is a sub-plan of the 2001 Plan and provides for awards of restricted stock units (the "Award") which is, except for UK employees, simply a promise by the Company to deliver, on the third anniversary of the grant of an Award, Shares equal to the Award. For all UK employees, the Award takes the form of a Zero Cost Option. The Award is determined in accordance with a formula based on the eligible bonus and the quoted market price of the Share at the date of the Award. Further, the Company matches the Award with an additional award of restricted stock units, equal to 25% of the Award. As of February 28, 2006, restricted stock unit awards over 130,743 Shares had been awarded and remain unforfeited, 53,357 of which are in the form of zero cost options.

Sharesave Plans

        We established in 2001 a "save as you earn" plan, which we refer to as our Sharesave Plan, which has been approved by the Inland Revenue of the United Kingdom, under which all employees of the Company who have completed a minimum service requirement not exceeding five years and are subject to certain taxes in the United Kingdom are granted options to purchase Shares. The Sharesave Plan is a sub-plan of the 2001 Plan. Options may be granted with a sterling option price that is not less than 80% of the market value of the Shares on the date of grant and, where the Shares are to be subscribed, the nominal value if greater. The options may vest in three, five or seven years' time, with each participant being able to pay for his or her options by entering into a savings contract with a savings provider under which he or she agrees to save a regular monthly amount, not to exceed £250 per month. The current maximum monthly saving amount per grant is £100. Options have been granted in each year from 2001 to 2005 with vesting three years after grant. At the end of the savings period, the participants receive their savings back plus a tax-free bonus, which may be used, at the participant's discretion, to exercise the option. Options not exercised within six months from the end of the contract will lapse. In addition, in the event of a change of control of the Company, options may be exercised within six months of the change of control.

        The Board of Directors may determine the maximum number of Shares available for any option grant. Options may be adjusted, subject to the prior approval of the UK Inland Revenue, to reflect variations in the share capital of the Company, including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. Also, the Board of Directors may at any time amend the Sharesave Plan, which amendments must be approved by the UK Inland Revenue prior to taking effect in order to ensure that the Sharesave Plan retains its tax-qualified status. However, the Board of Directors may not make any amendments that would adversely affect the rights of participants without obtaining appropriate consents. No options may be granted under the Sharesave Plan after the tenth anniversary of the adoption of the Sharesave Plan.

        In 2002, we established our International Sharesave Plan, known as TWISP, for employees of our subsidiaries who are resident under relevant tax laws in 29 countries and our Irish Sharesave Plan for our employees in the Republic of Ireland. Both plans operate on a similar basis to the Sharesave Plan described above and are sub-plans of the 2001 Plan. Options have been granted in each year from 2002 to 2004 with vesting in three years from grant and a maximum monthly saving amount of £100 or local currency equivalent.

        As of February 28, 2006, 676,434 Shares remained unforfeited under all the Sharesave Plans.

Employee Stock Purchase Plan

        Under the Employee Stock Purchase Plan ("ESPP"), employees of certain of our subsidiaries, currently US and Canadian subsidiaries, have the opportunity to purchase up to a specified amount of Shares through payroll deductions over certain specified periods of time. Participants in the ESPP are offered the opportunity to elect to have up to a certain amount of their salaries deducted from their paychecks over a period of six months, and to use that money to purchase Shares. In no event may a participant purchase more than $25,000 worth of Shares in any given calendar year. The purchase price for the Shares will be the lesser of the closing price of a Share on the first day or the last day of an offering period under the ESPP. The ESPP qualifies as an employee stock purchase plan under section 423 of the Internal Revenue Code, which provides the participants in the ESPP with certain tax benefits upon their subsequent sale or other disposition of the Shares that they will purchase under the terms of the ESPP. As of February 28, 2006, 391,302 Shares have been issued under this plan.

Employee Stock Purchase Agreements

        Prior to December 9, 2005, Shares purchased by employees and former employees, the options granted to employees and Shares an employee may receive upon exercise of an option (all as granted under the 1998 Plan), were generally subject to transfer restrictions and certain risks of forfeiture until the sixth anniversary of the date the employees originally purchased their Shares. One exception to the transfer restrictions allowed an employee to sell Shares under an effective registration statement at the time Profit Sharing (Overseas), an indirect wholly-owned subsidiary of KKR, sold its Shares pursuant to such registration statement, in the same proportion as Profit Sharing (Overseas) sold its Shares. In lieu of the exercise of such registration rights, transfer restrictions were lifted by the Board in the same proportion as Profit Sharing (Overseas) disposed of its Shares. Profit Share (Overseas) ceased to be a shareholder in the Company in November 2005 and so with effect from December 9, 2005, transfer restrictions were lifted by the Board over all Shares and unforfeited options issued under the 1998 Plan.

Employee Stock Ownership Plans and Trust

        Our UK subsidiary, Willis Group Limited, maintains Employee Share Ownership Plans, which as of February 28, 2006, held 15,359 Shares on behalf of Willis Group employees. These Shares were acquired by the Plans at the time of the 1998 acquisition of Willis Group Limited by Profit Sharing (Overseas) in return for the employees forfeiting cash awards held by the Plans for their benefit. As part of the forfeiture arrangements, certain employees were granted, under our Zero Cost Share Option Scheme, options over shares (now Shares), the value of which equaled on grant the cash amount of forfeited cash awards. The Plans are obliged to deliver the Shares held when the zero cost option is exercised upon payment of £1 and relevant taxes. No option may be exercised more than 10 years from the date of grant and no further options will be granted under the Zero Cost Share Option Scheme.

        Those employees who forfeited cash awards but did not receive a zero cost option grant have their Shares vested under the Plans at the same time they would have received the cash awards.

        In addition, options may be adjusted to reflect variations in the share capital of the Company including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. The Board of Directors may amend the provisions of the Zero Cost Share Option Scheme at any time; however, the Board of Directors may not make any amendments that would disadvantage the participants without obtaining prior approval of the amendments from a majority of the participants.

        In connection with the employee stock purchase agreements described above, a trust was established at the time of the 1998 acquisition of Willis Group Limited by Profit Sharing (Overseas), which through its trustees, is a party to the Management and Employee Shareholders' and Subscription Agreement, which governs the Shares purchased by our employees. Under this agreement, the trust can be required to purchase Shares and options owned by these employees whose employment with us is terminated. Also, the trust has the power to repurchase the Shares and options owned by such former employees and the power to sell Shares at fair market value to current employees which is undertaken in connection with certain option grants under the 2001 Plan. As of February 28, 2006, the trust had an interest in 304,986 Shares which can be purchased by employees or used to satisfy options grants made by us.

Others

        We also maintain a deferred compensation plan for certain employees that allows employees to defer a portion of their annual compensation and Willis North America has a 401(K) plan covering all eligible employees of Willis North America and its subsidiaries. Shares are available as an investment option to participants in Willis North America's 401(K) plan.

Information concerning Equity Compensation Plans

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Shares remaining available for future issue
Equity compensation plans approved by security holders	10,674,328	$33.63	12,494,934
Equity compensation plans not approved by security holders	2,416,659	$7.33	6,880,325

Total	13,090,987	$28.77	19,375,259

COMPENSATION COMMITTEE REPORT

        This report is submitted to the shareholders of Willis Group Holdings Limited ("Willis Group") by the Compensation Committee (the "Committee") of the Board of Directors. The Committee consists solely of non-executive Directors who are independent, as determined by the Board in accordance with Willis Group's guidelines and New York Stock Exchange listing standards. The Committee met three times in 2005.

Compensation Committee Governance

        The primary functions of the Compensation Committee are to: (a) establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs; (b) review and approve annually corporate performance goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and evaluate his performance in light of those goals and objectives; (c) review and approve compensation programs applicable to the senior management of the Company; (d) make recommendations to the Board on the Company's existing and proposed incentive compensation plans and equity-based plans and oversee the administration of these plans; and (e) make recommendations to the Board on the non-employee Directors' compensation. The Committee operates pursuant to a Charter, which can be found on the Company's website.

        The Committee's membership is Perry Golkin (Chairman), Gordon M. Bethune, Joseph A. Califano Jr. and Paul M. Hazen.

Compensation Philosophy, Policies and Plans for Executive Officers

        As one of the leading insurance brokers in the world, the Company's need to attract and retain highly qualified and talented professionals is paramount. The marketplace in which the Company competes is highly competitive and covers all the financial services areas, not just the insurance sector. Further, our compensation policies, while designed to secure the services of highly capable professionals, must also support our vision of creating a great company, working together as a team to deliver value and growth.

        The Committee in 2005, in accordance with best practices of executive compensation governance, utilised an independent compensation consulting firm to provide data on US and UK executive compensation trends; to perform a peer group analysis of companies with whom the Company competes for executive talent as well as performing a competitive compensation analysis of the compensation and equity compensation for the Chairman and Chief Executive and the Company's Executive Officers using leading surveys of the Financial Services Industry. This data is used by the Committee in reviewing the Company's compensation philosophy and executive compensation including that of the Chairman and Chief Executive.

        There are three elements to our senior executive compensation:

  •
  Fixed annual cash compensation through salaries.

  •
  Variable annual cash compensation through our Annual Incentive Plan.

  •
  Long term equity compensation.

Salaries

        Base salaries are intended to reflect Executive Officers' roles and responsibilities and are set at a level designed to be competitive in the relevant markets in which our senior executives operate. The salary levels are generally positioned at and around the median level and adjustments are made to reflect changes in responsibilities or where market conditions warrant it.

Annual Incentive Plan

        Annual Incentive Plan awards are designed to provide our employees, including those at the senior level, the opportunity to receive additional cash awards based on predetermined quantitative performance of the Company and the business units for which they are responsible, as well as their individual performance and contributions that support the Company's overall goals.

        Performance targets set at Company and business unit level relate to Earnings Before Interest and Taxes and Revenue, as well as to other specific quantifiable areas. Annual Incentive Plan payments are made in March following the year of performance. Those of the Chairman and Chief Executive Officer and other Executive Officers are reviewed and approved by the Committee.

Long Term Equity Compensation

        Owning an equity interest in the Company is a fundamental part of our compensation philosophy. The Chairman and Chief Executive Officer and all the other Executive Officers have ownership in the Company's shares. Collectively, our Executive Officers have ownership and an equity interest in 5,347,038 shares, which is 3.4% of our shares of common stock outstanding as of February 28, 2006.

        The Committee has recommended to the Chairman and Chief Executive Officer and the other Executive Officers that they consider disposing of 25% of the value of their stock holdings in each year to avoid having their personal finances unduly concentrated in the Company.

        Generally, stock awards are granted following a review of each participant's performance and potential for future contribution to the Company's long-term success. All share option grants made under the 2001 Share Purchase and Option Plan have been made in the form of non-qualified stock options at exercise prices equal to the fair market value of the Company's common stock at the date of grant that vest over time. For UK-based executives, a condition of the option grant is that the optionee agrees to pay any social security taxes otherwise paid by the Company upon the exercise of the option. No stock awards were made to Mr. Plumeri in 2005 or to the current Executive Officers except to Messrs. Bucknall and Colraine under our UK sharesave plan.

Basis for Chairman and Chief Executive Officer's Compensation

        Mr. Plumeri receives a base salary of $1,000,000, plus a guaranteed $1,000,000 annual bonus, and a deferred compensation credit of $800,000 for each year he continues to be with the Company which is made into a non-qualified deferred compensation plan on his behalf. Mr. Plumeri has waived his entitlement to his guaranteed bonus for 2005 and each of the preceeding years he has been with the Company.

        Mr. Plumeri participates in the Willis Group Senior Management Incentive Plan, which was adopted by the Board and Shareholders in 2005. The bonuses under this plan, which at the discretion of the Committee can be in cash and/or an equity based award of equivalent value, are considered "performance-based compensation" within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended. Mr. Plumeri's discretionary bonus award is determined by the Committee taking into account our financial performance in relation to pre-set targets as well as other qualitative and quantitative factors deemed relevant by the Committee. For 2005 the Committee awarded Mr. Plumeri a discretionary bonus of $1,665,287, compared with $1,700,000 for 2004. The factors the Committee took into account included Mr. Plumeri's waiver of his guaranteed annual bonus referred to above, his outstanding overall leadership in a rapidly changing global business and regulatory environment, the financial and operational performance of the Company and the performance of its principal competitors. See Summary Compensation Table.

Policy on Tax Deductibility

        The Committee considers the anticipated tax treatment to the Company and to the Executive Officers in its review and establishment of compensation programs and payments. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time when income is recognized under various awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation. Our general policy is to preserve the tax deductibility of compensation paid to our Executive Officers, including annual incentives and shares of incentive stock under the terms of the Company's 2001 Share Purchase and Option Plan.

        The Willis Group Senior Management Incentive Plan, which, following Shareholder approval, was first applied in respect of 2005 for Mr. Plumeri, will again be applied in respect of 2006 for Mr. Plumeri. It is anticipated that all incentive compensation payments made under the Plan will be tax deductible.

        The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and it shareholders.

Submitted by the Compensation Committee of the Board of Directors
Perry Golkin (Chairman), Gordon M. Bethune, Joseph A. Califano Jr. and Paul M. Hazen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2005, Gordon M. Bethune, Joseph A. Califano Jr., Perry Golkin and Paul M. Hazen served on the Compensation Committee. Mr. Golkin is also a member of KKR from which the Company bought Shares in 2005. See "Transactions with Management and Others" below.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and a peer group comprised of the Company, Aon Corporation, Arthur J. Gallagher & Co., Brown & Brown Inc., Hilb, Rogal and Hamilton Co., and Marsh & McLennan Companies, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the peer group on June 11, 2001, assuming full dividend reinvestment.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        From time to time, in the ordinary course of business and on commercial terms, the Company may provide insurance broking or consultancy services to companies in which various Executive Officers and Directors of the Company have direct or indirect interests.

        In connection with the share option agreement entered into in January 1999 between the Company and Fisher Capital Corp. L.L.C., options over a remaining 56,697 shares were exercised in November 2005. Mr. Fisher disclaims any beneficial interest in these options.

        Concurrently with the secondary public offering by certain of its shareholders of 6,100,000 Shares in November 2005, the Company purchased 1,488,810 Shares from Profit Sharing (Overseas), Limited Partnership, an affiliate of KKR, and 11,190 Shares from Fisher Capital Corp. L.L.C. at a price of $36.00 per Share, the net public offering price in the secondary offering, in a private non-underwritten transaction under our $500m share repurchase program. KKR no longer owns any of the Company's Shares.

SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its Directors and Executive

Officers made all required filings on time during 2005, other than one filing for each of William C. Bartholomay and Jeanette J. Scampas, both in connection with one reportable transaction inadvertently filed late on their behalf by the Company.

SOLICITATION OF PROXIES

        The Board of Directors hereby solicits proxies for use at the 2006 Annual General Meeting and at any adjournment thereof. Shareholders who execute a proxy may still attend the meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of the Company, care of the office of its subsidiary, Willis Group Limited, Ten Trinity Square, London EC3P 3AX, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company.

        The cost of this proxy solicitation is borne directly by the Company. Georgeson Shareholder Communications Inc. has been retained to assist in the proxy solicitation at a fee of approximately $8,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company's Directors, Officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

        Where a shareholder wants to nominate a person for election to the Board at the Company's annual general meeting, the shareholder must provide advance notice to the Company. Notice of shareholder nominations for election at the 2007 Annual General Meeting must be received by the Company Secretary, Willis Group Holdings Limited, care of the office of its subsidiary, Willis Group Limited, Ten Trinity Square, London EC3P 3AX, no earlier than October 20, 2006 and no later than November 19, 2006. The notice must disclose in respect of the proposed nominee, name, age, business and residence address, principal occupation, number of the Company's shares beneficially owned and such other information as is required to be disclosed for the election of Directors pursuant to Section 14 of the United States Exchange Act of 1934, as amended, together with a notice executed by the proposed nominee confirming his or her willingness to serve as a Director if so elected. The shareholder making the nomination will be expected to provide his or her name, address and number of shares of the Company beneficially owned.

        A copy of the bye-law provisions can be obtained from the Company Secretary on request or can be accessed on the Company's website. A shareholder may also propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594. The Corporate Governance and Nominating Committee will consider the shareholder's nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company's Corporate Governance Guidelines.

ETHICAL CODE

        The Company has adopted an Ethical Code applicable to all our employees, including our Chairman and Chief Executive Officer, the Group Chief Financial Officer, the Group Financial Controller and all those involved in the Company's accounting functions. Our Ethical Code can be found in the Corporate Governance Section on the Company's website. A copy is also available free of charge on request from the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, Ten Trinity Square, London EC3P 3AX.

SHAREHOLDER AND OTHER PROPOSALS

        Shareholders who wish to present a proposal and have it considered for inclusion in the Company's proxy materials for the 2007 Annual General Meeting of the Company's shareholders must submit such proposal in writing to the Secretary of the Company on or before November 19, 2006.

        Shareholders who wish to present a proposal at the 2007 Annual General Meeting, other than in relation to the nomination of Directors, that has not been included in the Company's proxy materials must submit such proposal in writing to the Secretary of the Company. Any such notice received by the Secretary on or after February 2, 2007 shall be considered untimely for the presentation of proposals by shareholders.

        In addition, the Company's bye-laws and the Bermuda Companies Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders' meeting.

By order of the Board of Directors,

Michael P. Chitty

Secretary

APPENDIX A

WILLIS GROUP HOLDINGS LIMITED
CORPORATE GOVERNANCE GUIDELINES

I.    Introduction

        The Board of Directors of Willis Group Holdings Limited (the "Company"), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance guidelines (the "Guidelines") to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. In recognition of the continuing development of corporate governance best practices these guidelines will be periodically reviewed by the Corporate Governance and Nominating Committee and, if appropriate, recommendations for revision will be made to the Board.

II.    Responsibilities and role of the Board

        The primary responsibility of the Board is to oversee the affairs of the Company in accordance with applicable laws, rules and regulations, including the requirements of the New York Stock Exchange, Inc. ("NYSE"). The role of the Board is to monitor the effectiveness of management's policies and decisions, including the execution of its strategies towards maximizing the Company's long-term value for the benefit of shareholders.

        All directors owe a duty of loyalty to the Company to ensure that the best interests of the Company take precedence over any interests possessed by the directors. The directors, in discharging their duties, are required to exercise the skill and care which may be reasonably expected of a person with that director's skills and experience.

III.    Board Composition

        The Board has determined not to have a fixed number of directors, but in accordance with the Company's current bye-laws the maximum number of directors will be no more than 20. A majority of the Board will consist of directors who the Board has determined have no material relationship with the Company and who will qualify as "independent" under the listing standards of the NYSE. The Corporate Governance and Nominating Committee and the Board will use the Director Independence Standards set out in Appendix I to these guidelines in determining the independence of a director.

        The Board, with assistance from its Corporate Governance and Nominating Committee, will undertake an annual review to evaluate the independence of its non-employee directors and the independence standards to be applied. In advance of the meeting at which this review occurs, each non-employee director will be asked to provide the Board with full information regarding the director's business and other relationships with the Company and its affiliates and senior management and their affiliates to enable the Board to evaluate the director's independence.

IV.    Selection of Chairman of the Board and Chief Executive Officer

        The Board is free to select its Chairman and the Company's Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. The positions may be filled by one individual.

V.    Selection of Directors

        Nominations.    The Board is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Company's shareholders may nominate a person for election to the Company's Board of Directors in accordance with the provisions of the Company's bye-laws or may propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board. The Corporate Governance and Nominating Committee is responsible for identifying, considering and recommending candidates to the Board for Board membership, including shareholder nominations or proposals received, subject to the majority of the Board remaining independent.

        The Corporate Governance and Nominating Committee will use the Director Selection Process set out in Appendix II to these guidelines in performing its selection function.

        Criteria.    The Board, based on the recommendation of the Corporate Governance and Nominating Committee, will select new nominees for the position of director by reference to its Director Qualification Standards set out in Appendix III to these guidelines.

        Orientation and Continuing Education.    Senior management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business and its risk profile, and meetings with senior management. Periodically senior management will prepare additional internal educational sessions for directors and directors will be encouraged to participate in external educational programs sourced for directors on matters relevant to the Company and to the exercise of the duties of a director.

VI.    Election Term

        The Board has not established term limits. However, the directors will generally be expected to serve for a term of office of not less than three years.

VII.    Retirement of Directors

        The Company's bye-laws prescribe that each director will be subject to annual re-election at the Company's Annual General Meeting and to the provisions of the Company's bye-laws regarding removal. The bye-laws do not establish a mandatory retirement age for directors.

VIII.    Other Directorships

        The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director's time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Corporate Governance and Nominating Committee and the Chairman and Chief Executive Officer before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

IX.    Board Meetings

        The Board anticipates holding at least four meetings annually with further meetings to occur at the discretion of the Board. The Executive Committee, which has all the powers of the Board, will meet and exercise the powers of the Board as required.

        The Chairman and Chief Executive Officer establishes the agenda for each Board Meeting and distributes the agenda in advance of the meeting. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

        Management is responsible for assuring that information and data that are important to the Board's understanding of the Company's business and to all matters expected to be considered and acted upon by the Board be distributed in writing to the Board sufficiently in advance of each Board meeting and each action to be taken by written consent to provide the directors a reasonable time to review and evaluate such information and data. Management will make every attempt to see that this material is as concise as possible while still providing the desired information. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognised that written material may not be available in advance. To prepare for meetings, directors should review these materials in advance. Directors will preserve the confidentiality of all materials given and information provided to the Board.

X.    Attendance and Participation in Meetings

        All directors should make every effort to attend meetings of the Board and its committees of which they are members, as well as meetings of shareholders. Members may attend by telephone or video conference.

        Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of its committees on which he or she serves. Upon request, senior management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company's business.

XI.    Confidentiality

        The proceedings and deliberations of the Board and its committees are confidential. Each director is expected to maintain the confidentiality of information received in connection with his or her service as a director.

XII.    Executive Sessions of Independent Directors

        Independent directors will meet in executive session without senior management for a portion of each meeting. Any non-management directors who are not independent under the NYSE regulations may participate in such executive sessions provided that the independent directors meet in executive session without them not less than once a year. Except as otherwise determined by the directors, the Chairman of each session will be the Chair of the Corporate Governance and Nominating Committee.

XIII.    The Committees of the Board

        The Company will have the Board committees required by the rules of the NYSE. Currently, these are the Audit Committee, the Compensation Committee and Corporate Governance and Nominating Committee. The appointment of directors as members of these committees, together with the Chair of each committee, shall be approved by the Board upon recommendation from the Corporate Governance and Nominating Committee.

        Each of these three committees has a written charter satisfying the rules of the NYSE. These charters can be found on the Company's website at www.willis.com. The Audit Committee also satisfies the requirements of SEC Rule 10A-3.

        All directors, whether members of a committee or not, are invited to make suggestions to a committee chairman for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chairman will give to the Board a report of the committee's activities since the preceding Board meeting.

        Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least three directors who the Board has determined have no material relationship with the Company and who are otherwise "independent" under the rules of the NYSE and the SEC, as applicable. The required qualifications for the members of each committee shall be set out in the respective committees' charters. A director may serve on more than one committee for which he or she qualifies.

        Committee meetings are generally scheduled to coincide with regular Board meetings. The Chairman of each committee may call additional meetings, as required.

        The Company also has an Executive Committee. This Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company except as may otherwise be provided in resolutions of the Board and under applicable law.

XIV.    Other Audit Committee Memberships

        No member of the Audit Committee may serve simultaneously on the audit committees of more than three public company boards, (including the Company's Audit Committee), unless the Board determines that such simultaneous service would not impair such director's ability to effectively serve on the Audit Committee and such determination is disclosed in the Company's annual proxy statement. Directors will advise both the Chairman and Chief Executive Officer of the Board and the Chairman of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on the Audit Committee of any other public company board.

XV.    Evaluating Board and Board Committee Performance

        The Board will conduct a self-evaluation at least annually to determine whether it is functioning effectively, The Corporate Governance and Nominating Committee periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

        Each committee of the Board, with the exception of the Executive Committee, will conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee's evaluation must compare the performance of the committee with the requirements of its charter.

        The Corporate Governance and Nominating Committee will administer the evaluation process on behalf of the Board and its Committees and oversee the Board Committee's evaluation process.

XVI.    Management Succession

        From time to time, the Board reviews and agrees a succession plan. To assist the Board the Chairman and Chief Executive Officer will present to the Corporate Governance and Nominating Committee a report on succession planning for all senior management with an assessment of senior management and their potential to succeed the Chairman and Chief Executive Officer and other senior management positions. The Chairman and Chief Executive Officer and the Chairman of the Corporate Governance and Nominating Committee shall review the report with the Board. As a matter of policy, the Chairman and Chief Executive Officer provides the Board, on an ongoing basis, his or her recommendation as to a successor in the event he or she is no longer able to serve as Chairman and Chief Executive Officer.

XVII.    Executive Compensation

        Evaluating and Approving Salary for the Chairman and Chief Executive Officer.    The Board, acting through the Compensation Committee, evaluates the performance of the Chairman and Chief Executive Officer and the Company against the Company's goals and objectives and approves the compensation level of the Chairman and Chief Executive Officer.

        Evaluating and Approving the Compensation of Senior Management.    The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to senior management of the Company.

XVIII.    Board Compensation

        The Board periodically reviews the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity.

        The Compensation Committee will make recommendations to the Board on the compensation for non-employee directors, after taking such independent advice as considered necessary.

XIX.    Contact with Senior Management

        All directors are encouraged to contact the Chairman and Chief Executive Officer at any time to discuss any aspect of the Company's business. Directors also have complete access to other members of senior management and are encouraged to speak to any member of senior management. The directors will co-ordinate all such access, as far as possible, through the Chairman and Chief Executive Officer and will use their judgment to assure that this access is not unduly distracting to the business operations of the Company. The Board expects that there will be frequent opportunities for directors to meet with the Chairman and Chief Executive Officer and other members of senior management in Board and committee meetings and in other formal or informal settings.

        Further, the Board encourages senior management, from time to time, to bring employees into Board meetings who, (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, or (b) should be given exposure to the Board.

XX.    Communications with Shareholders and Other constituencies

        The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management with senior management present.

        A shareholder may either communicate with the independent directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594.

XXI.    Code of Ethics

        The Company has adopted a Code of Ethics. Certain portions of the Code deal with activities of directors, including with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code's provisions in these areas and should consult with the Company's Group General Counsel in the event of any issues.

XXII.    Reliance on Senior Management and Outside Advice

        In performing its functions, the Board and its committees are entitled to rely on the advice, reports and opinions of senior management as well as outside counsel, accountants, auditors and other expert advisors. The Board and its committees shall have the authority to retain and approve the fees and retention terms of its outside advisors.

February 2006

APPENDIX I

DIRECTOR INDEPENDENCE STANDARDS

        The Board and the Corporate Governance and Nominating Committee will broadly consider all relevant facts and circumstances and will apply the following standards.

  (a)
  A director will not be considered independent if, within the preceding three years:

  •
  the director was an employee, or an immediate family member of the director was an executive officer, of the Company; or

  •
  the director or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); except that compensation received by an immediate family member of the director for services as an non-executive employee of the Company need not be considered in determining independence under this test; or

  •
  the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; or

  •
  the director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee; or

  •
  the director was employed by another company (other than a charitable organisation) or an immediate family member of the director was employed as an executive officer of such company, that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director's (or immediate family member's) current employer—the former employment of the director or immediate family member need not be considered.

  (b)
  A director will only be appointed as a member of the Board Audit Committee if he or she also satisfies the independence criteria laid down in SEC Rule 10A-3.

  (c)
  The following relationships will not be considered to be material relationships that would impair a director's independence:

  •
  Commercial Relationship: If a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company's consolidated gross revenues;

  •
  Indebtedness Relationship: If a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

    •
    Equity Relationship: If the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 10% of the total shareholders' equity of the company where the director serves as an executive officer; or

    •
    Charitable Relationship: If a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organisation, and the Company's contributions to the organisation in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organisation's gross revenues.

  (d)
  For relationships that do not meet the categorical standards of immateriality set forth in section (c) above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be considered independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections (a) to (c) above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section (c) above.

  (e)
  For the purposes of these standards, an "immediate family member" includes a person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares such person's home; except that when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or have become incapacitated.

APPENDIX II

DIRECTOR SELECTION PROCESS

        The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings of Shareholders. The Corporate Governance and Nominating Committee ("the Committee") is responsible for identifying, considering and recommending candidates to the Board for Board membership. The Chair of the Committee will oversee this process.

        The Committee will generally use the following process when recruiting, evaluating and selecting new director candidates and considering shareholder nominations. The various steps outlined in the process may be performed simultaneously and in an order other than that presented below. Throughout the process, the Committee will keep the full Board informed of its process.

        The Company is committed to maintaining its policy of inclusion and diversity within the Board.

  1.
  The Committee will review periodically the Board's current and projected strengths and needs by, among other things, reviewing the Board's current profile, its Director Qualification Standards and the Company's current and future needs.

  2.
  Using the results of the review, the Committee will prepare a target candidate profile.

  3.
  The Committee will develop an initial list of director candidates by utilising the personal network of the Board and senior management of the Company, and considering any nominees previously recommended including those received from shareholders. The Committee may retain a search firm to assist with this process.

  4.
  The Committee will consider the director candidates to identify those individuals who best fit the target candidate profile and the Board's Director Qualification Standards. From this review, the Committee will prepare a list of preferred candidates and present it to the full Board for input.

  5.
  The Committee will determine if any director has a business or personal relationship with any of the preferred candidates that will enable the director to initiate contact with the candidate to determine his or her interest in being considered for membership to the Board. If necessary, the search firm assisting with the process will be used to initiate this contact.

  6.
  Whenever possible, the Chairman of the Committee, at least one other independent member of the Board and the Chairman and Chief Executive Officer will interview each interested preferred candidate.

  7.
  Based on input received from the candidate interviews, the Committee will determine whether to extend an invitation to a candidate to join the Board.

  8.
  A reference check will be performed on the candidate.

  9.
  Depending on the results of the reference check, the Committee will extend the candidate an invitation to join the Board, subject to election by the Board.

  10.
  The Board will vote on whether to elect the candidate to the Board.

APPENDIX III

DIRECTOR QUALIFICATION STANDARDS

        The Board should at a minimum consider the following factors in the nomination or appointment of members of the Board:

  1.
  Integrity.    Directors should have proven integrity and be of the highest ethical character and share the Company's values.

  2.
  Reputation.    Directors should have reputations, both personal and professional, consistent with the Company's image and reputation.

  3.
  Judgment.    Directors should have the ability to exercise sound business judgment on a broad range of issues.

  4.
  Knowledge.    Directors should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations.

  5.
  Experience.    In selecting directors, the Board should generally seek those with practical experience of large and complex divisions of publicly held companies, and leaders of major complex organisations, including scientific, accounting, government, educational and other non-profit institutions.

  6.
  Maturity.    Directors should value Board and team performance over individual performance, possess respect for others and facilitate superior Board performance.

  7.
  Skills and Personality.    In selecting directors the Board should consider the interplay of the individual's experience, skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company.

  8.
  Commitment.    Directors should be able and willing to devote the required amount of time to the Company's affairs, including preparing for and attending meetings of the Board and its committees. Directors should be actively involved in the Board and its decision-making.

  9.
  Independence.    Directors should be independent in their thought and judgment and be committed to represent the long-term interests of all of the Company's shareowners.

APPENDIX B

WILLIS GROUP HOLDINGS LIMITED

Audit Committee Charter

Purpose of the Audit Committee

        The purpose of the Audit Committee is to assist the Board's oversight of: (i) the integrity of the Company's financial statements; (ii) the selection and oversight of the independent auditors; (iii) the Company's compliance with legal and regulatory requirements; (iv) the independent auditor's qualifications and independence; (v) the performance of the independent auditors and the Company's internal audit function; and (vi) the establishment and maintenance of proper internal accounting controls and procedures; and (vii) to prepare an Audit Committee Report as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement and as required by the New York Stock Exchange ("NYSE").

Composition of the Audit Committee

        The Audit Committee of Willis Group Holdings Limited (the "Company") shall be comprised of at least three directors who shall be independent under the rules of NYSE and the Securities and Exchange Commission ("SEC"). No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and disclose this determination in the Company's annual proxy statement. They shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Board shall designate one member of the Audit Committee as its chairperson.

        All members of the Committee shall be "financially literate" and the Committee will have at least one member qualified as an "audit committee financial expert" according to the rules of the SEC.

Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Meetings of the Audit Committee

        The Audit Committee shall meet at least four times per year, or more frequently if circumstances dictate. In addition, the Audit Committee will meet at least four times per year with each of senior management, the Company's internal auditors and the independent auditors in separate executive sessions.

Duties and Powers of the Audit Committee

        To achieve its purpose, the Audit Committee shall have the following duties and powers:

  1.
  With respect to the independent auditors:

  (i)
  to appoint, retain and terminate the independent auditors (subject, if applicable, to shareholder ratification which will be pre-approved);

  (ii)
  to appoint, retain and terminate any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services for the Company or its consolidated subsidiaries;

  (iii)
  to approve all fees and engagement terms relating to audit-related and non-audit related engagements;

  (iv)
  to take account of the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence;

  (v)
  to ensure that the independent auditors prepare and deliver annually an Auditor's Statement (describing the independent auditors' internal quality control procedures, the results of any relevant reviews, inquiries or investigations and all relationships between the independent auditors and the Company), and to discuss with the independent auditors any matters disclosed in this Statement that may impact the quality of their audit services or their objectivity and independence, including resolving any disagreements between management and the independent auditors regarding financial reporting;

  (vi)
  to discuss with the independent auditors the rotation of the lead (or co-ordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

  (vii)
  to maintain a hiring policy for employees of the independent auditor who participated in any capacity in the audit of the Company; and

  (viii)
  to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences.

  2.
  With respect to financial reporting principles and policies and internal audit procedures:

  (i)
  to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380) as it may be modified or supplemented;

    (ii)
    to meet with senior management, the independent auditors and the director of the internal audit department:

    •
    to discuss the scope of the annual audit and to review with the independent auditors any audit problems or difficulties and management's response;

    •
    to review the audited annual financial statements and unaudited quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and to recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

    •
    to review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's system of internal controls;

    •
    to discuss any significant changes to the Company's audit and accounting principles, policies, controls, procedures and practices proposed or contemplated by management, the internal audit department and the independent auditors;

    •
    to discuss, as appropriate, (a) any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management, the internal audit department or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

    •
    to review management's implementation of recommendations of internal audit and the independent auditors;

    •
    to review annual internal audit plans for the Company including the adequacy of resources to accomplish said plans; and

    •
    to review internal audit findings and recommendations, reports to management in connection therewith and the timelines and thoroughness of management's responses thereto including related implementation and corrective action.

      These meetings may be held either in person, or by means of such telephone, electronic or other communication facilities as allows all persons participating in the meeting to communicate with each other simultaneously and instantaneously;

    (iii)
    to discuss, including, if appropriate, with the independent auditors, guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

    (iv)
    to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

    (v)
    to discuss earnings press releases (paying particular attention to any use of non-GAAP information), and financial information and earnings guidance provided to analysts and rating agencies; and

    (vi)
    to obtain reports from management of any significant related party transactions and to review and approve such transactions.

  3.
  With respect to reporting and recommendations:

  (i)
  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

  (ii)
  to review this Charter at least annually and recommend any changes to the full Board of Directors;

  (iii)
  to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

  (iv)
  to prepare and review with the Board an annual performance evaluation of the Audit Committee, comparing the performance of the Audit Committee with the requirements of the Charter, and setting forth the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such a manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

  4.
  With respect to Compliance, to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Resources and Authority of the Audit Committee

        The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. In particular, it will be authorized to engage independent auditors for special audits, reviews and other procedures and to retain special or independent counsel and other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

Limitation of the Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

February 2006

APPENDIX C

WILLIS GROUP HOLDINGS LIMITED

Corporate Governance and
Nominating Committee Charter

Purpose and responsibility of Committee

        The Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Willis Group Holdings Limited (the "Company") shall have the purpose and responsibility to:

  1.
  Develop and recommend Director Independence Standards to the Board and periodically review those standards.

  2.
  Develop and recommend to the Board the Director Selection Process for identifying, considering and recommending candidates to the Board and periodically review that process.

  3.
  Develop and recommend to the Board the Qualification Standards for use in selecting new nominees for the position of Director and periodically review those standards.

  4.
  Advise and make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any Committee thereof.

  5.
  Assist the Board in its annual review to evaluate the independence of its non-employee directors.

  6.
  Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In nominating candidates, the Committee shall take into consideration the criteria approved by the Board which are set forth in the Corporate Governance Guidelines and such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with business and other organizations, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

  7.
  Annually recommend to the Board nominees and a chair for each Board committee, taking into consideration the factors set forth in the charter of the committees, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

  8.
  Review periodically and recommend changes to the Board from time to time to the corporate governance principles applicable to the Company.

  9.
  Review the appropriateness of continued service on the Board of members whose circumstances have changed or who contemplate accepting a directorship to another company or an appointment to an audit committee of another company.

  10.
  Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

  11.
  Each year to administer on behalf of the Board the evaluation process for the overall effectiveness of the organisation of the Board (including the effectiveness of the committees) and the Board's performance of its governance responsibilities and report such findings to the full Board of Directors.

  12.
  Provide to the Board an annual report of the Corporate Governance and Nominating Committee for inclusion in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.

Committee Membership

        The Committee shall consist of at least three members of the Board who shall be appointed by the Board in accordance with the independence requirements of the New York Stock Exchange. They shall serve at the pleasure of the Board and for such term or terms as the Board may determine. In making such appointments, the Board shall consider any nominations recommended by the Committee.

Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm's fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Delegation to Subcommittee

        The Committee may delegate all or a portion of its duties and responsibilities to a subcommittee or subcommittees of the Committee.

Attendance

        The Committee chairperson may invite such members of management to the Committee's meetings as he or she may deem desirable or appropriate.

Performance Evaluation

        The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make such report.

February 2006

APPENDIX D

WILLIS GROUP HOLDINGS LIMITED

Compensation Committee Charter

Purpose and Responsibility

        The Compensation committee (the "Committee") of the Board of Directors (the "Board") of Willis Group Holdings Limited (the "Company") shall have the purpose and responsibility to:

  1.
  In consultation with senior management, establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs.

  2.
  Review and approve annually corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer ("CEO"), evaluate the performance of the CEO in light of those goals and objectives, and (either as a committee or together with the other independent directors, as directed by the Board) set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in the past years and such other factors as the Committee may deem relevant.

  3.
  Review and approve compensation programs applicable to the senior management of the Company.

  4.
  Make recommendations to the Board with respect to non-CEO compensation and the Company's existing and proposed incentive compensation plans and equity-based plans, oversee the activities of the employees and management committees responsible for administering these plans and discharge any responsibilities imposed on the Committee by any of these plans and approve any new equity compensation plans or any material change to existing plans where shareholder approval has not been obtained.

  5.
  To make recommendations to the Board on the compensation for non-employee directors, after taking such independent advice as considered necessary.

  6.
  In consultation with senior management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

  7.
  Prepare and issue the evaluations and reports required under "Committee Reports" below.

  8.
  Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

Committee Membership

        The Committee shall consist of a minimum of three members of the Board who shall be appointed by the Board in accordance with the independence requirements of the New York Stock Exchange. They shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

        The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The CEO shall not attend the portion of any meeting during which the CEO's performance or compensation is discussed, unless specifically invited by the Committee.

Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee in accordance with the Company's bye-laws. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) "Non-Employee Directors" for the purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from time to time, and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Committee Reports

        The Committee shall produce the following reports and provide them to the Board:

  1.
  An annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company's annual proxy statement in accordance with applicable Securities and Exchange Commission ("SEC") rules and regulations.

  2.
  An annual performance evaluation of the Committee, comparing the performance of the Committee with the requirements of this charter and setting forth the goals and objectives of the Committee for the upcoming year. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

  3.
  A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select, retain and terminate a compensation consultant and to approve the consultant's fees and other retention terms.

February 2006

AIR MAIL PAR AVION IBRS105		NE PAS AFFRANCHIR NO POSTAGE NECESSARY IF MAILED TO BERMUDA

INTERNATIONAL BUSINESS REPLY MAIL/RESPONSE PAYEE PERMIT NO. 105 BERMUDA POSTAGE WILL BE PAID BY ADDRESSEE

The Registrar Willis Group Holdings Limited c/o Reid Management Limited Argyle House 41a Cedar Avenue PO Box HM 1179 Hamilton HM EX Bermuda

WILLIS GROUP HOLDINGS LIMITED Form of Proxy

For use at the Annual General Meeting to be held on Wednesday, April 26, 2006 at 9.00 am.

I/We, being a member/members of Willis Group Holdings Limited and entitled to vote at the Annual General Meeting hereinafter mentioned, hereby appoint the Chairman of the meeting

Or:	Of:

as my/our proxy to attend and to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held on Wednesday, April 26, 2006 in St John's University, Manhattan Campus, 101 Murray Street, New York, NY 10007.

	For	Against	Abstain	From:
1 Election of Directors.
Gordon M. Bethune
William W. Bradley
Joseph A. Califano Jr.
Eric G. Friberg
Sir Roy Gardner
Perry Golkin
Sir Jeremy Hanley
Paul M. Hazen
Wendy E. Lane
James F. McCann
Joseph J. Plumeri
Douglas B. Roberts
2 Reappointment and remuneration of Deloitte & Touche as Independent Auditors.

Signature:	Dated this	day of	2006.

Notes:

1)
If you wish to appoint as your proxy any person other than the Chairman of the meeting, please delete the words "the Chairman of the meeting" and insert the full name and address of the proxy (in block capitals) in the space provided. A proxy need not be a shareholder of the Company. Please note that a proxy may not speak at the meeting except with the permission of the Chairman of the meeting. The completion of a form of proxy will not prevent a member from attending and voting in person should he afterwards so decide.
2)
Please indicate with an "X" in the boxes provided how you wish the proxy to vote on your behalf. The proxy is to vote as instructed in respect of the matters specified above. In the absence of instructions the proxy may vote or abstain as he thinks fit on the matters specified above and, unless instructed otherwise, on any other business (including amendments to resolutions) which may come before the meeting. Any alterations to this proxy form should be initialed.
3)
This proxy, together with any power of attorney under which it is signed, should be returned either to the Company's Registrar or to the office of the Company Secretary at Ten Trinity Square, London EC3P 3AX.
4)
If the member is a corporation, the proxy should be executed under its common seal or under the hand of an officer or attorney duly authorised in writing.
5)
In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register.

QuickLinks

WILLIS GROUP HOLDINGS LIMITED NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP
REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE
SOLICITATION OF PROXIES
ETHICAL CODE
SHAREHOLDER AND OTHER PROPOSALS
  APPENDIX A
WILLIS GROUP HOLDINGS LIMITED CORPORATE GOVERNANCE GUIDELINES
  APPENDIX I
DIRECTOR INDEPENDENCE STANDARDS
  APPENDIX II
DIRECTOR SELECTION PROCESS
  APPENDIX III
DIRECTOR QUALIFICATION STANDARDS
  APPENDIX B
WILLIS GROUP HOLDINGS LIMITED Audit Committee Charter
  APPENDIX C
WILLIS GROUP HOLDINGS LIMITED Corporate Governance and Nominating Committee Charter
  APPENDIX D
WILLIS GROUP HOLDINGS LIMITED Compensation Committee Charter